EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into the registration statement on Form S-8 (File Nos. 333-12976, 333-113054 and 333-143029) of Ivanhoe Energy Inc., of our reports dated January 31, 2008, on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons

By: Danny D. Simmons, P.E.

Title: President and Chief Operating Officer

Houston, Texas

June 4, 2008